UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2025

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 1.01.	Entry into Material Definitive Agreement.

On November 17, 2025, Kennametal Inc. (the “Company”) and Kennametal Europe GmbH, a Swiss limited liability company and wholly-owned foreign subsidiary of the Company (“Kennametal Europe”), entered into an unsecured $650 million five-year Seventh Amended and Restated Credit Agreement (the “Agreement”) with the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Bank of America , N.A., London Branch, as euro swingline lender, PNC Bank, National Association, BNP Paribas and U.S. Bank National Association, as co-syndication agents, Citizens Bank, N.A., as documentation agent, and Bank of America, N.A., as administrative agent. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement amends, restates and replaces the Company’s Sixth Amended and Restated Credit Agreement dated as of June 14, 2022, as amended, among the Company and Kennametal Europe, with the several banks and other financial institutions or entities from time to time parties thereto.

In addition to the Agreement, the Company and certain of its subsidiaries have and in the future may from time to time engage in ordinary course banking and financial activities with some of the lenders party to the Agreement (or their affiliates) and pay fees to such persons. Similarly, as described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, the Company and certain of its subsidiaries have in the past entered and in the future may from time to time enter into foreign currency and interest rate hedging arrangements with counterparties. Existing counterparties include and future counterparties may include one or more of the lenders party to the Agreement (or their affiliates).

The Agreement contains a revolving loan feature that permits the Company to borrow and repay, and reborrow and repay, certain Dollar Revolving Loans (including Term SOFR Loans and ABR Loans) and/or Multicurrency Loans (based in euros, British Pounds Sterling, Canadian dollars and Japanese yen, and subject to multicurrency borrowing limitations based on such loans’ respective U.S. Dollar equivalents) at the Company’s option. The Agreement also permits the Company to borrow in the form of swingline loans (comparatively short-term cash borrowings, denominated in U. S. dollars or euros), as well as to obtain Letters of Credit (including standby or trade letters of credit, bank guaranties or other similar forms of credit).

The $650 million borrowing capacity under the Agreement has sublimits as follows: $50 million in Letters of Credit, $100 million for Swingline Loans ($75 million sublimit for the Company and $25 million sublimit for Kennametal Europe), and $300 million for multicurrency borrowings. The sublimit for loans to foreign borrowers is set at $250 million. Further, the borrowing capacity under the Agreement may be increased by an aggregate amount not to exceed $300 million at the Company’s request if the existing lenders agree to increase their commitments or if the Company adds additional lenders. All borrowings may be prepaid without penalty by the Company under certain circumstances, and all outstanding principal and accrued but unpaid interest must be repaid not later than the Termination Date of November 17, 2030, or any earlier acceleration of such maturity pursuant to the terms thereof following the occurrence of an event of default or in compliance with the applicable repayment or termination provisions of each borrowing feature provided for in the Agreement.

The Agreement also contains various affirmative and negative covenants, among other terms and conditions, including a financial covenant that requires that the Company maintain on a rolling four quarter basis a maximum Consolidated Leverage Ratio of not more than 3.75:1, with temporary adjustments to this requirement in certain circumstance in connection with up to two qualified acquisitions, and covenants regarding the incurrence of indebtedness, liens, fundamental changes, transactions with affiliates, clauses restricting subsidiary distributions, off-balance sheet financings, disposition of property, acquisitions and investments, sanctions and anti-corruption laws, delivery of financial information, maintenance of properties, continuation of business and notices.

In connection with the Agreement, the Company has agreed to pay specified facilities fees, which will vary on a percentage basis determined in accordance with a Pricing Grid set forth in the Agreement depending on the Company’s then applicable Debt Rating, and fees related to standby and trade letters of credit, in addition to interest accruing on borrowings.

Under the Agreement borrowings will bear interest as follows:

•

Each Term SOFR Loan bears interest for each day during each Interest Period with respect thereto a rate per annum equal to Term SOFR determined for such Interest Period, plus the Term SOFR Applicable Margin as set forth in the Pricing Grid.

•

Each Foreign Currency Daily Rate Loan bears interest at a rate per annum equal to the Foreign Currency Daily Rate determined for such day, plus the Foreign Currency Daily Rate Applicable Margin as set forth in the Pricing Grid.

•

Each Foreign Currency Term Rate Loan bears interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Foreign Currency Term Rate determined for such Interest Period, plus the Foreign Currency Term Rate Applicable Margin as set forth in the Pricing Grid.

•	Each ABR Loan bears interest at a rate per annum equal to the ABR determined for such date, plus the ABR Applicable Margin as set forth in the Pricing Grid.

•

Swingline Loans bear interest at the Federal Funds Effective Rate, plus the Swingline Applicable Margin as set forth in the Pricing Grid, or, so long as the Lenders have not funded their participation obligations in any such Swingline Loans, at a rate agreed to by the Company and the Swingline Lender plus the Swingline Applicable Margin.

•	Euro Swingline Loans bear interest at the Quoted Rate, plus the Swingline Applicable Margin as set forth in the Pricing Grid.

Under the Agreement the applicable Borrower will pay a fee on all outstanding Letters of Credit at the applicable fee rate with respect to the type of Letter of Credit as set forth in the Pricing Grid.

The applicable margins and rates depend upon the Debt Rating in effect at the time of such borrowing set forth in the Pricing Grid.

The Company’s significant domestic subsidiary has, pursuant to the Agreement, entered into a guarantee agreement for the benefit of the Lenders, pursuant to which such guarantor-subsidiary has irrevocably guaranteed the payment and performance of the Company’s obligations under the Agreement. The Company and this subsidiary have also guaranteed the payment and performance of the foreign borrower(s) under the Agreement.

The Agreement also contains customary events of default, including failure to pay principal, interest and other amounts due under the Agreement, defaults on other indebtedness of the Company and certain subsidiaries thereof, which indebtedness exceeds $100 million in the aggregate, any subsidiary guarantee (discussed above) ceasing to be effective (subject to certain exclusions), breaches of representations and warranties, change of control events, certain events with respect to pension plans, bankruptcy, the entry of unstayed judgments in excess of $100 million in the aggregate and breaches of covenants. Upon the occurrence of an event of default, under certain circumstances, the obligations of the Company under the Agreement may become due and payable immediately either automatically or following an action taken by the Administrative Agent at the direction, or with the consent, of the majority Lenders.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement are made solely for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 with respect to the Agreement is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Seventh Amended and Restated Credit Agreement dated as of November 17, 2025, among Kennametal Inc. and Kennametal Europe GmbH (the “Borrowers”) and the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Bank of America, N.A., London Branch, as Euro Swingline Lender, PNC Bank, National Association, BNP Paribas and U.S. Bank National Association, as co-syndication agents, Citizens Bank, N.A., as documentation agent, and Bank of America, N.A., as administrative agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: November 17, 2025	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel